Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-68001 and No. 333-140330 and Form S-8 No. 333-74784 and 333-53621 of Noble International, Ltd. of our report dated March 24, 2006 (May 31, 2007 as to notes 6, 8 and 13) related to the consolidated financial statements of Pullman de México, S.A. de C. V. (formerly Linde Pullman de México, S.A. de C.V.) as of December 31, 2005 and 2004, and for the years then ended (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (a) the removal of a qualification to our 2005 and 2004 auditors’ report, and (b) the methodology used to remeasure the consolidated financial statements from Mexican peso into U.S. dollars), appearing in this Current Report on Form 8-K dated July 6, 2007 of Noble International, Ltd.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu

/s/ Ramon Galvan

C.P.C. J. Ramon Galvan

Queretaro, Mexico

July 5, 2007